                                                               EXHIBIT(h)(20)(e)

                      Amendment to Participation Agreement
              Franklin Templeton Variable Insurance Products Trust
                      Franklin Templeton Distributors, Inc.
                     American General Life Insurance Company

The participation agreement, dated as of May 1, 2000, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc. and American General Life Insurance Company (the "Agreement") is hereby amended as follows:

     1. American General Distributors, Inc. is hereby replaced by American General Equity Services Corporation ("AGESC") as a party to the Agreement.

     2. Schedules C, D and F of the Agreement are hereby deleted in their entirety and replaced with the Schedules C, D and F attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of October 1, 2002.

Franklin Templeton Variable Insurance Products Trust

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

Franklin Templeton Distributors, Inc.

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

American General Life Insurance Company

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

American General Equity Services Corporation

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

                                   Schedule C

  Available Portfolios and Classes of Shares of the Trust; Investment Advisers


Franklin Templeton Variable Insurance Products Trust          Investment Adviser
----------------------------------------------------          ------------------
Templeton Developing Markets Securities Fund-Class 2          Templeton Asset Management, Ltd.
Templeton Asset Strategy Fund-Class 2                         Templeton Investment Counsel, Inc.
Templeton International Securities Fund-Class 2               Templeton Investment Counsel, Inc.
Franklin Small Cap Fund-Class 2                               Franklin Advisers, Inc.
Franklin U.S. Government Fund-Class 2                         Franklin Advisers, Inc.
Mutual Shares Securities Fund-Class 2                         Franklin Mutual Advisers, LLC
Franklin Templeton Small Cap Value
     Securities Fund - Class 2                                __________________________________

                                   Schedule D

                            Contracts of the Company

-------------------------------------------------------------------------------------------------------------------------
                                      Contract 1                      Contract 2                       Contract 3
-------------------------------------------------------------------------------------------------------------------------
Contract/Product Name       Platinum Investor Variable      Legacy Plus VUL                  AG Legacy Plus VUL
                            Annuity
-------------------------------------------------------------------------------------------------------------------------
Registered (Y/N)            Yes                             Yes                              Yes
-------------------------------------------------------------------------------------------------------------------------
SEC Registration Number     333-70667                       333-53909                        333-89897
-------------------------------------------------------------------------------------------------------------------------
Representative Form         98020                           98615                            99616
Numbers
-------------------------------------------------------------------------------------------------------------------------
Separate Account            American General Life           American General Life            American General Life
Name/Date Established       Insurance Company Separate      Insurance Company Separate       Insurance Company Separate
                            Account D - November 19, 1993   Account VL-R - May 6, 1997       Account VL-R - May 6, 1997
---------------------------------------------------------- --------------------------------------------------------------
SEC Registration Number     811-02441                       811-08561                        811-08561
-------------------------------------------------------------------------------------------------------------------------
Portfolios and Classes      Templeton Asset Strategy Fund   Templeton Developing Markets     Templeton International
                            - Class 2                       Securities Fund - Class 2        Securities Fund - Class 2

                            Templeton International         Templeton International          Franklin Small Cap Fund -
                            Securities Fund - Class 2       Securities Fund - Class 2        Class 2

                                                            Franklin Small Cap Fund -
                                                            Class 2
-------------------------------------------------------------------------------------------------------------------------

                                Schedule D cont.

                            Contracts of the Company

-------------------------------------------------------------------------------------------------------------------------
                                      Contract 4                      Contract 5                       Contract 6
-------------------------------------------------------------------------------------------------------------------------
Contract/Product Name       The One VUL Solution            Platinum Investor I VUL          Platinum Investor II VUL
-------------------------------------------------------------------------------------------------------------------------
Registered (Y/N)            Yes                             Yes                              Yes
-------------------------------------------------------------------------------------------------------------------------
SEC Registration Number     333-87307                       333-42567                        333-103361
-------------------------------------------------------------------------------------------------------------------------
Representative Form         99615                           97600                            97610
Numbers
-------------------------------------------------------------------------------------------------------------------------
Separate Account            American General Life           American General Life            American General Life
Name/Date Established       Insurance Company Separate      Insurance Company Separate       Insurance Company Separate
                            Account VL-R - May 6, 1997      Account VL-R - May 6, 1997       Account VL-R - May 6, 1997
-------------------------------------------------------------------------------------------------------------------------
SEC Registration Number     811-08561                       811-08561                        811-08561
-------------------------------------------------------------------------------------------------------------------------
Portfolios and Classes      Templeton Developing Markets    Franklin U.S. Government         Franklin U.S. Government
                            Securities Fund - Class 2       Fund--Class 2                     Fund--Class 2

                            Franklin Small Cap Fund -       Mutual Shares Securities         Mutual Shares Securities
                            Class 2                         Fund--Class 2                     Fund--Class 2

                                                            Templeton International          Templeton International
                                                            Securities Fund--Class 2          Securities Fund--Class 2

                                                                                             Franklin Templeton Small Cap
                                                                                             Value Securities Fund -
                                                                                             Class 2
-------------------------------------------------------------------------------------------------------------------------

                                Schedule D cont.

                            Contracts of the Company

-------------------------------------------------------------------------------------------------------------------------
                                      Contract 7                      Contract 8                       Contract 9
-------------------------------------------------------------------------------------------------------------------------
Contract/Product Name       Platinum Investor III VUL       Platinum Investor Survivor VUL   Platinum Investor Survivor II
                                                                                             VUL
-------------------------------------------------------------------------------------------------------------------------
Registered (Y/N)            Yes                             Yes                              Yes
-------------------------------------------------------------------------------------------------------------------------
SEC Registration Number     333-43264                       333-90787                        333-65170
-------------------------------------------------------------------------------------------------------------------------
Representative Form         00600                           99206                            01206
Numbers
-------------------------------------------------------------------------------------------------------------------------
Separate Account            American General Life           American General Life            American General Life
Name/Date Established       Insurance Company Separate      Insurance Company Separate       Insurance Company Separate
                            Account VL-R - May 6, 1997      Account VL-R - May 6, 1997       Account VL-R - May 6, 1997
-------------------------------------------------------------------------------------------------------------------------
SEC Registration Number     811-08561                       811-08561                        811-08561
-------------------------------------------------------------------------------------------------------------------------
Portfolios and Classes      Franklin U.S. Government        Franklin U.S. Government         Franklin U.S. Government
                            Fund--Class 2                    Fund--Class 2                     Fund--Class 2

                            Mutual Shares Securities        Mutual Shares Securities         Mutual Shares Securities
                            Fund--Class 2                    Fund--Class 2                     Fund--Class 2

                            Templeton International         Templeton International          Templeton International
                            Securities Fund--Class 2         Securities Fund--Class 2          Securities Fund--Class 2

                            Franklin Templeton Small Cap    Franklin Templeton Small Cap     Franklin Templeton Small Cap
                            Value Securities Fund - Class 2 Value Securities Fund - Class 2  Value Securities Fund -
                                                                                             Class 2
-------------------------------------------------------------------------------------------------------------------------

                                Schedule D cont.

                            Contracts of the Company

-------------------------------------------------------------------------------------------------------------------------
                                     Contract 10                      Contract 11                     Contract 12
-------------------------------------------------------------------------------------------------------------------------
Contract/Product Name       Platinum Investor PLUS VUL
-------------------------------------------------------------------------------------------------------------------------
Registered (Y/N)            Yes
-------------------------------------------------------------------------------------------------------------------------
SEC Registration Number     333-82982

-------------------------------------------------------------------------------------------------------------------------
Representative Form         02600
Numbers

-------------------------------------------------------------------------------------------------------------------------
Separate Account            American General Life
Name/Date Established       Insurance Company Separate
                            Account VL-R - May 6, 1997
-------------------------------------------------------------------------------------------------------------------------
SEC Registration Number     811-08561

-------------------------------------------------------------------------------------------------------------------------
Portfolios and Classes      Franklin U.S. Government
                            Fund--Class 2

                            Mutual Shares Securities
                            Fund--Class 2

                            Templeton International
                            Securities Fund--Class 2

                            Franklin Templeton Small Cap
                            Value Securities Fund - Class 2
-------------------------------------------------------------------------------------------------------------------------

                                   Schedule F

                                Rule 12b-1 Plans

Compensation Schedule

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.


Portfolio Name                                                    Maximum Annual Payment Rate
--------------                                                    ---------------------------
Franklin Small Cap Fund                                                     0.25%
Templeton Asset Strategy Fund                                               0.25%
Templeton Developing Markets Securities Fund                                0.25%
Templeton International Securities Fund                                     0.25%
Franklin U.S. Government Fund                                               0.25%
Mutual Shares Securities Fund                                               0.25%
Templeton International Securities Fund                                     0.25%
Franklin Templeton Small Cap Value Securities Fund - Class 2                0.25%


Agreement Provisions

     If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

     To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty
(30) days after the end of the three-month periods ending in January, April, July and October.

     You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

     The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty
(60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.